UNITED STATES

                           SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549

                               -------------------------
                                        FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                          THE SECURITIES EXCHANGE ACT OF 1934
                            --------------------------------

                                     DATE OF REPORT

                   (DATE OF EARLIEST EVENT REPORTED):   July 31, 1996


                                  XSCRIBE CORPORATION

                 (Exact Name of Registrant as Specified in its Charter)




               CALIFORNIA             0-16055            95-3267788
             ---------------       ------------       ----------------
             (State or Other       (Commission        (I.R.S. Employer
             Jurisdiction of       File Number)      Identification No.)
             Incorporation)


                                 6285 Nancy Ridge Drive
                              San Diego, California 92121
                              ---------------------------
                        (Address of Principal Executive Offices)




                             REGISTRANT'S TELEPHONE NUMBER,
                          INCLUDING AREA CODE: (619) 457-5091



                                Exhibit Index on Page 8

            Item 2.  Disposition of Assets

            On July 31, 1996, Xscribe Corporation ("the Company") sold substantially all of the assets and the business (the "Divestiture") of its wholly owned subsidiary, Xscribe Legal Systems, Inc. ("Legal Systems") to Stenograph Corporation ("Stenograph") in exchange for $2 million cash paid at closing, a $180,000 note (the "Note") delivered at closing, and the assumption by Stenograph of substantially all of the current liabilities (about $800,000) of Legal Systems (excluding certain contingent liabilities). Legal Systems developed, manufactured, sold and supported computer-aided transcription software systems and stenotype writers used by court reporters. The Note is due in twelve equal consecutive monthly installments of $15,000, without interest, beginning
            September 30, 1996. The contingent liabilities retained by the Company consist primarily of all income, property, sales and employment tax contingencies of Legal Systems, if any, and all products liability contingencies of Legal Systems for product sold prior to July 31, 1996, including the three cases described in footnote 10 of Notes to Consolidated Financial Statements included in the Company's Annual Report to Shareholders for the Fiscal Year Ended March 31, 1996 ("the Annual Report"). The Company and Legal Systems agreed to indemnify Stenograph, subject to certain limitations, upon the occurrence of certain events and with respect to retained contingent liabilities. Reference should be made to the Agreement for Purchase and Sale of Assets dated July 31, 1996 (filed as Exhibit 2.1 hereto) for a more complete description of the transaction. As a result of the transaction, Legal Systems laid off all 35 of its employees as of July 31, 1996, and the Company reduced its accounting staff by four employees. Stenograph is using about 75% of the Company's 16,000 square foot facility in San Diego for up to six months under a sublease that recovers the Company's costs related thereto.

            The Company has used or will use substantially all of the $2 million proceeds to pay the entire balance outstanding (about $900,000 as of July 31, 1996) under its credit facility with a bank, to pay transactions costs (about $50,000), and to pay past due trade payables (about $900,000) outstanding as of July 31, 1996. Xscribe retains the line of credit agreement with the bank, subject to the renegotiation of financial covenants (to account for the changes that the Divestiture will have on the Company's financial position and future prospects). Because of the sale of the Legal Systems accounts receivable (a portion of the borrowing base used to determine maximum borrowings), total borrowings under the line of credit are now limited to about $750,000.

            Item 7.  Financial Statements and Exhibits

            Item 7(b)(1) Pro Forma Financial Information

            The following Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 1996 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1996 give effect to the Divestiture as if the Divestiture had occurred at the beginning of the year presented and as of the balance sheet date presented, respectively. Pro forma results of operations for the quarter ended June 30, 1996 are not presented herein because the June 30, 1996 Statements of Operations included in the Quarterly Report on Form 10-Q ("the Form 10-Q") filed with the Securities and Exchange Commission on August 13, 1996 already reflects the business of Legal Systems as a discontinued operation.

            The unaudited pro forma information is based upon the historical financial statements of the Company giving effect to the Divestiture and the adjustments described in the accompanying Notes to Unaudited Pro Forma Information. The Pro Forma Condensed Consolidated Statement of Operations and the Pro Forma Condensed Consolidated Balance Sheet have been prepared by the management of the Company based upon the assumptions outlined in the accompanying notes and may not be indicative of the results or financial position that would have occurred if the Divestiture had occurred at the beginning of the year presented or as of the balance sheet date presented. The Unaudited Pro Forma Condensed Consolidated Statement of Operations and the Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Notes to Consolidated Financial Statements included in the Annual Report, the Notes to Condensed Consolidated Financial Statements included in the Form 10-Q, and the Notes to Unaudited Pro Forma Information included herein.

                                              XSCRIBE CORPORATION
                      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                       For the Year Ended March 31, 1996
                                                               Pro Forma
                                              Historical      Adjustments          Pro Forma
                                             ------------     ------------        -----------
          Revenues                           $ 18,401,000     $ (6,047,000) (a)   $12,354,000
          Cost of Revenues                     12,882,000       (4,500,000) (a)     8,382,000
                                             ------------     ------------        -----------
             Gross Profit                       5,519,000       (1,547,000)         3,972,000

          Operating Costs and Expenses:
             Selling, General and
               Administrative                   6,215,000       (1,221,000) (a)     4,834,000
                                                                  (160,000) (b)
             Research and Development             758,000         (145,000) (a)       613,000
                                             ------------     ------------        -----------
               Total Operating Costs and
                 Expenses                       6,973,000       (1,526,000)         5,447,000
                                             ------------     ------------        -----------
          Operating Loss                       (1,454,000)         (21,000)        (1,475,000)
          Other Income (Expense), Net            (228,000)          46,000  (c)      (182,000)
                                             ------------     ------------        -----------
          Income (Loss) from Continuing
             Operations before Taxes           (1,682,000)          25,000         (1,657,000)
          Provision for Income Taxes                7,000                               7,000
                                             ------------     ------------        -----------
          Income (Loss) from Continuing
             Operations                      $ (1,689,000)    $     25,000        $(1,664,000)
                                             ============     ============        ===========
          Income (Loss) from Continuing
             Operations Per Share            $      (0.29)    $       0.00        $     (0.29)
                                             ============     ============        ===========
          Weighted Average Shares
             Outstanding                        5,742,000               --          5,742,000
                                             ============     ============        ===========

                                             XSCRIBE CORPORATION
                             Unaudited Pro Forma Balance Sheet As of June 30, 1996
                                                               Pro Forma
                                              Historical      Adjustments          Pro Forma
                                             ------------     ------------        -----------
          ASSETS
          Current Assets:
             Cash                            $    171,000     $  2,000,000  (d)   $   384,000
                                                                (1,787,000) (e)
             Accounts Receivable, net           1,851,000                           1,851,000
             Inventories                        3,214,000                           3,214,000
             Prepaid Expenses and Other           219,000          180,000  (d)       399,000
             Net Assets of Discontinued
               Operation                        1,724,000       (1,724,000) (d)
                                             ------------     ------------        -----------
             Total Current Assets               7,179,000       (1,331,000)         5,848,000

          Property and Equipment, net           1,596,000                           1,596,000
          Intangible Assets, net                3,136,000                           3,136,000
          Other Assets                            248,000                             248,000
                                             ------------     ------------        -----------
                                             $ 12,159,000     $ (1,331,000)       $10,828,000
                                             ============     ============        ===========
          LIABILITIES AND EQUITY
          Current Liabilities:
             Accounts Payable and Accrued
               Liabilities                   $  2,611,000     $   (400,000) (e)   $ 2,211,000
             Current Maturities of Debt         1,180,000       (1,037,000) (e)       143,000
                                             ------------     ------------        -----------
             Total Current Liabilities          3,791,000       (1,437,000)         2,354,000

          Long Term Debt and Liabilities          524,000                             524,000
          Commitments and Contingencies
          Shareholders' Equity                  7,844,000          106,000  (f)     7,950,000
                                             ------------     ------------        -----------
                                             $ 12,159,000     $ (1,331,000)       $10,828,000
                                             ============     ============        ===========

                        Notes to Unaudited Pro Forma Information


            (a) Reflects the elimination of the revenues, cost of revenues, sales, marketing, research and development expenses of Legal Systems.

            (b) Reflects the reductions to the Company's corporate general and administrative expenses which were actually made immediately after the Divestiture. Does not reflect further reductions which may be made in the future related primarily to executive compensation and facility costs, which further reductions may result from the possible combination of the corporate offices and personnel with the offices and personnel of the Company's wholly-owned subsidiary, Photomatrix Corporation.

            (c) Reflects the interest expense on line of credit borrowings which would not have been incurred if the Company had the benefits of the proceeds received from the Divestiture.

            (d) Reflects the cash and note proceeds received in exchange for the net assets of Legal Systems.

            (e) Reflects the use of proceeds to pay transactions costs, pay down the Company's credit facility with a bank, and to pay past due trade payables. Also establishes reserves for idle capacity and other liabilities resulting from and related to the Divestiture.

            (f) Reflects the estimated gain resulting from the Divestiture.



            Item 7(c) Exhibits

            The following exhibit is filed with this report:

            2.1 Agreement for Purchase and Sale of Assets dated July 31, 1996 by and among Xscribe Corporation, Xscribe Legal Systems, Inc. and Stenograph Corporation (excluding Schedules).

                                       SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               XSCRIBE CORPORATION


            Date:  August 13, 1996             by /s/ Bruce C. Myers
                                                  -------------------------
                                                  Bruce C. Myers
                                                  Chief Financial Officer

                                     EXHIBIT INDEX


            Exhibit
            No.            Description                             Page
            --------------------------------------------------------------
            2.1            Agreement for Purchase and
                           Sale of Assets dated July 31,
                           1996 by and among Xscribe
                           Corporation, Xscribe Legal
                           Systems, Inc. and Stenograph
                           Corporation                                9

                                    AGREEMENT
                                       FOR
                           PURCHASE AND SALE OF ASSETS


          THIS AGREEMENT is made and entered into this 31st day of July, 1996, by and between Stenograph Corporation, a Delaware corporation (the "Buyer"), on the one hand and Xscribe Legal Systems, Inc. ("Xscribe"), a wholly-owned subsidiary of Xscribe Corporation ("Parent" and together with Xscribe referred to herein as the "Seller"), on the other hand.

          WHEREAS, Xscribe is engaged in the business of developing, manufacturing, marketing, selling and supporting computer aided transcription systems, including electro-mechanical stenographic writers and related transcription, printing and other products, supplies, systems, hardware and software (the "Business") at 6285 Nancy Ridge Drive, San Diego, California 92121 (the "Facility");

          WHEREAS, Buyer desires to purchase from the Seller and the Seller desires to sell to Buyer the assets and business of the Business;

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                 THE TRANSACTION

          1.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined hereafter), the Seller shall sell, transfer, assign and deliver to the Buyer (or its affiliated designee), and the Buyer (or its affiliated designee) shall purchase, accept and receive, all right, title and interest in and to the Purchased Assets (as defined below).

          1.2 PURCHASED ASSETS. The "Purchased Assets" means (i) all of the Business, (ii) all of the assets of Parent used primarily in the operation of the Business other than those used primarily for office administration (e.g. human resources, management information, accounting and similar functions), and
(iii) all of the assets, properties and rights of Xscribe, including the following:



                                       -1-

                  (a) all tools, machinery and equipment and office equipment, including the assets listed on Schedule 1.2(a) but excluding the office equipment owned by Parent;

                  (b) all inventories of raw materials, components, spare parts and supplies, work in process and finished goods, excluding office supplies and Facility supplies owned by Parent and not reflected on the Closing Date Balance Sheet ("Inventory");

                  (c)      all accounts receivable;

                  (d) all computer software programs, source codes, object codes, information systems, program specifications and related material and documentation and any and all licenses and copies thereof and rights thereto, excluding items listed on Schedule 1.2(b) and the license to use the management information system owned by Parent and the Novell Network owned by Seller (the "Software");

                  (e) all information in the nature of know-how, trade secrets, inventions, processes, drawings, designs, devices and related information and documentation and any and all licenses and copies thereof and rights thereto (the "Technical Information");

                  (f) all copyrights, patents, trademarks, trade names (excluding the name Xscribe Legal Systems, Inc.), trade styles, logos, product designations and service marks and all applications (pending or in process) and registrations therefor and licenses thereof, together with all associated goodwill (which together with the Technical Information that is protectible as intellectual property is referred to herein as the "Intellectual Property");

                  (g) access to and the right to copy all documents and records in the possession of Xscribe or Parent relating to the Business and the Purchased Assets, provided that Buyer shall receive original copies of all documents relating to the Assumed Liabilities and uncollected accounts receivable and inventory;



                                       -2-

                  (h) all data contained in electronic customer files and lists and vendor files and lists and all data relating to the Business generated pursuant to the Telemagic software and stored in the MIS System (as hereinafter defined);

                  (i) to the extent Xscribe has written permission from such employees, all records relating to those employees subsequently hired by Buyer;

                  (j) all permits, licenses, approvals, registrations, authorizations and indicia of authority and pending applications for any thereof other than those relating solely to the general operation of the Facility ("Licenses and Permits");

                 (k) all rights of or relating to insurance claims and proceeds to the extent related to any Assumed Liabilities;

                  (l) all contractual rights, including open purchase and sales orders and rights and interests of the Seller under the contracts referred to in SCHEDULE 1.3(b) and all other rights of Seller under all other agreements referred to in SCHEDULE 1.3(b); and

                  (m) prepaid expenses, deposits, advances and similar amounts.

The definition of Purchased Assets and each defined term within such definition shall not include the items specifically excluded above or the assets set forth on SCHEDULE 1.2(b) (the "Excluded Assets").

                  1.3 LIABILITIES AND OBLIGATIONS. Buyer shall not assume and shall not be liable or responsible for any debt, obligation or liability of or relating to the Business, the Purchased Assets, the Seller or otherwise of any kind, whether known or unknown, contingent, absolute, or otherwise, except for the following and as set forth in the last paragraph of SECTION 1.4 (the "Assumed Liabilities"):

                  (a) the following liabilities of Xscribe incurred in the ordinary course of business (consistent with March 31, 1996 payment practices) as of the Closing Date: accrued accounts payable, accrued expenses, accrued sales taxes (and no other Tax liabilities), accrued salaries (of employees hired by Buyer), accrued vacation (of employees


                                       -3-
         hired by Buyer), accrued royalties, and any other accrued current liabilities incurred in the ordinary course of business (other than those relating to employees not hired by Buyer), in each case, to the extent reflected on the agreed upon Closing Date Balance Sheet (as hereafter defined);

                  (b) obligations of Xscribe (other than those assumed pursuant to SECTION 1.3(C)) that do not relate to any failure to perform, improper performance or other breach by Seller prior to the end of the Closing Date under purchase orders incurred in the ordinary course of business as well as contracts listed on SCHEDULE 1.3(b) (the "Assumed Contracts"); and

                  (c) liabilities and obligations for customer warranty claims and product returns to the extent accrued on the Closing Date Balance Sheet.

Buyer agrees to timely discharge and perform all of the Assumed Liabilities as they become due. In addition, Buyer agrees that to the extent any customers of the Business make claims which have no reasonable relation to any actual defect in the product or actual failure to perform, improper performance or other breach by Seller prior to the end of the Closing Date, as determined by reasonable agreement of the parties ("Invalid Claims"), then Buyer shall be responsible for the defense of such claims at its own expense; provided that any liability incurred by Buyer in respect of such Invalid Claims as a result of an actual defect in the product or an actual failure to perform, improper performance or other breach by Seller prior to the end of the Closing Date (whether by settlement or otherwise) shall be deemed Qualified Liabilities for purposes of Section 1.4. Buyer shall use commercially reasonable good faith efforts to defend against the Invalid Claims. The claims listed under the heading "Threatened Litigation" on SCHEDULE 4.21 shall be deemed Invalid Claims.

                  1.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Seller agrees to timely discharge and perform all of its liabilities and obligations related to the Business and the Purchased Assets payable after Closing as they become due, including the following (the foregoing, including the following being the "Excluded Liabilities"):

                  (a) liabilities and obligations arising from (x) the Microlytics Royalty described in SECTION 4.24 and (y) the litigation matters (the "Retained Litigation") described on SCHEDULE 4.21;


                                       -4-

                  (b) liabilities and obligations relating to product liability claims, claims for damages to person or property and claims relating to carpal tunnel syndrome arising from products sold prior to the end of the Closing Date;

                  (c) liabilities and obligations for any products sold prior to the end of the Closing Date that do not comply with applicable warranties or that are otherwise defective to the extent such liability is in excess of the reserve set forth on the Closing Date Balance Sheet which reserve shall be fixed at $56,000 (provided that in determining whether such $56,000 amount has been exceeded Buyer shall only be credited with the types of costs historically included by Seller in its warranty reserve);

                  (d) liabilities and obligations relating to any federal, foreign, state, county and other taxes, tax returns, reports and declarations of every nature (including income, employment, excise, property, sales and use taxes), except for accrued sales taxes assumed by Buyer pursuant to SECTION 1.3(A), provided that Seller shall retain responsibility for all sales tax audits covering periods prior to Closing;

                  (e) liabilities and obligations relating to any Plan (as hereinafter defined), as well as any and all liabilities and obligations to (including wages, salary and overtime) employees of the Business to the extent related to the period through the end of the Closing Date or otherwise related to the acts of the Seller, except for accrued vacation to the extent accrued on the Closing Date Balance Sheet;

                  (f) liabilities and obligations under any contract, agreement or instrument of the Seller or the Business to the extent not assumed by Buyer pursuant to SECTION 1.3(B);

                  (g) liabilities and obligations relating to the Facility or any other real property, buildings, improvements or other premises utilized by Seller, including liabilities arising from any environmental law or hazardous substance;



                                       -5-

                  (h) liabilities and obligations to the Seller and its Affiliates (as hereinafter defined) except as arising pursuant to this Agreement; and

                  (i)  liabilities and obligations for bank
         debt, including those to Imperial Bank;

PROVIDED, HOWEVER, that to the extent Buyer or Seller incurs (before or after Closing) any liabilities with respect to the operation of the Business in the ordinary course prior to Closing other than those described in (a) through (i) above which would not otherwise be Assumed Liabilities ("Unknown Liabilities"), such Unknown Liabilities shall be deemed to be Assumed Liabilities until the aggregate amount of the Qualified Liabilities (as defined below) included in such Unknown Liabilities together with all Qualified Claims for purposes of
Article X exceeds the Threshold Amount (as hereafter defined). Once the amount of all Qualified Liabilities together with all Qualified Claims for the purposes of Article X exceed the Threshold Amount, thereafter all Unknown Liabilities which are Qualified Liabilities shall be Excluded Liabilities. Unknown Liabilities of $10,000 or less which arise from separate facts and circumstances and that are not directly related to the facts and circumstances underlying any other liability are referred to herein as "Non-Qualified Liabilities". All liabilities other than Non-Qualified Liabilities are referred to herein as "Qualified Liabilities." Qualified Liabilities shall include individual liabilities based on substantially similar facts and circumstances, including common product defects, that in and of themselves are inadequate to constitute a Qualified Liability but together equal or exceed $10,000. Unknown Liabilities which are Non-Qualified Liabilities shall be deemed Assumed Liabilities for all purposes without regard to the Threshold Amount. Buyer agrees that any benefits, rights, actions, settlements or assets arising from any of the Excluded Liabilities and not the Purchased Assets or the Assumed Liabilities shall belong to Xscribe and Buyer waives any right or claim thereto.

          1.5 NONASSIGNABLE CONTRACTS.

          (a) To the extent that the assignment by the Seller of any sales order, purchase order, lease or other contract included in the Assumed Liabilities or Purchased Assets is not permitted without (i) the consent of the other party to the contract, (ii) the approval of Buyer as a source of the products or services called for by such contract or (iii) the approval of Buyer as a lessee, then this Agreement shall not be deemed to constitute an assignment or an attempted assignment of the same, if such assignment or attempted


                                       -6-
assignment would constitute a breach thereof. However, unless otherwise agreed as to any particular contract or order (or class thereof), the Seller shall use its reasonable commercial efforts to obtain any and all such consents, approvals and novations.

          (b) If any necessary consent, approval or novation is not obtained, the Seller shall cooperate with Buyer in any reasonable arrangement designed to provide Buyer with all of the benefits under such contract, lease or order as if such consent, approval or novation had been obtained, including subleases from the Seller and, undertakings by Buyer of the work necessary to complete contracts as the agent of the Seller with the understanding that the Seller shall then invoice the customer for services rendered and promptly remit the amount of the receivable to Buyer. Nothing herein shall excuse the Seller from responsibility for any of its representations and warranties or covenants hereunder. Novations shall only be sought if required for a government contract or the explicit terms of an agreement.

                                   ARTICLE II

                           CONSIDERATION FOR TRANSFER

          2.1 CONSIDERATION. The aggregate consideration for the Purchased Assets shall be as follows (the "Purchase Price"):

                  (a) Two Million One Hundred and Eighty Thousand Dollars ($2,180,000) of which, $2,000,000 will be paid in cash at the Closing and $180,000 will be paid pursuant to an unsecured note, payable in twelve monthly installments of $15,000 beginning September 30, 1996 (the "Note"), minus the Adjustment Amount (as defined below); and

                  (b) the assumption of the Assumed Liabilities by Buyer.

          2.2 TRANSFER TAXES. At Closing, the Seller shall pay or provide for the transfer taxes and sales taxes payable as a result of the transfer of the Purchased Assets provided for herein.

          2.3 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price shall be reduced dollar for dollar by the amount by which the net working capital transferred to Buyer as of the Closing Date is less than $750,000 (the "Adjustment Amount"). For purposes hereof net working capital shall mean the amount of the current assets included in the Purchased Assets less the amount of the current


                                       -7-
liabilities included in the Assumed Liabilities. Unless otherwise specified, all accounting calculations and terms shall be in accordance with generally accepted accounting principles ("GAAP") consistently applied with Seller's March 31, 1996 financial statements to the extent such practices do not violate GAAP.

          2.4 POST-CLOSING ADJUSTMENT. Within thirty (30) days after the Closing Date, the Seller shall deliver to the Buyer a Closing Date Balance Sheet (the "Closing Date Balance Sheet") setting forth its determination of the current assets included in the Purchased Assets and the current liabilities included in the Assumed Liabilities as of the Closing Date and the resulting calculation of net working capital. In connection therewith, from and after Closing, the Seller shall provide the Buyer and its representatives with reasonable access to all records and work papers necessary to compute and verify the Closing Date Balance Sheet. This Closing Date Balance Sheet as delivered to the Buyer shall be final for purposes of this Agreement unless, within thirty (30) days after delivery to the Buyer, the Buyer shall deliver to the Seller a Dispute Notice. After delivery of a Dispute Notice, the Seller and Buyer shall promptly negotiate in good faith with respect to the subject of the Dispute Notice, and if they are unable to reach an agreement within fifteen (15) business days after delivery to the Buyer of the Dispute Notice, the dispute shall be submitted to the Independent Auditor. The Independent Auditor shall be directed to issue a final and binding decision within fifteen (15) days of submission of the Dispute Notice, as to the issues of disagreement referred to in the Dispute Notice and not resolved by the parties. The Closing Date Balance Sheet, as so adjusted by agreement or by the Independent Auditor (if required), shall be final and binding on the parties. After final determination of the Closing Date Balance Sheet, the final Adjustment Amount shall first be applied to reduce the principal balance of the Note against the next payments then due under the Note.

          2.5 CLOSING DATE BALANCE SHEET. In connection with the Closing Date Balance Sheet a "Dispute Notice" shall mean a written notice from the Buyer indicating disagreement with the Closing Date Balance Sheet and summarizing the items in dispute. The "Independent Auditor" shall mean one of the "Big Six" public accounting firms with no material relationship to either of the parties chosen by agreement of the parties, or if they are unable to agree, shall mean one of the "Big Six" firms with no such material relationship chosen by lot. The fees and expenses of the Independent Auditor retained as a result of any dispute related to the Closing Date Balance Sheet shall be equitably allocated by


                                       -8-
the Independent Auditor based upon the ratio of the Adjusted Amount determined by the Independent Auditor and the Adjustment Amount proposed in the Dispute Notice. The decision of the Independent Auditor with respect to the Closing Date Balance Sheet shall be final and binding on the parties. The full force and effect of the representations and warranties shall in no way be diminished by the adjustment to the Purchase Price pursuant to the Closing Date Balance Sheet.

          2.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as provided on an Allocation Schedule in form provided by Buyer to the Seller promptly after Closing (the "Allocation Schedule"). Buyer and the Seller agree (i) to jointly complete and timely file Form 8594, and any other required reports in accordance with SECTION 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, with their respective federal income tax returns for the tax year in which the Closing Date occurs (and any amended Form 8594, if necessary) in accordance with the Allocation Schedule and (ii) that no party will take a position on any report, return, or other documents filed with any governmental authority in any judicial or administrative proceeding, that is in any manner inconsistent with the Allocation Schedule.


                                   ARTICLE III

                       THE CLOSING AND TRANSFER OF ASSETS

          3.1 CLOSING. The transfer of assets contemplated by this Agreement shall be effective as of the end of the Closing Date, as hereafter defined (the "Closing") and shall occur at the offices of Sheppard, Mullin, Richter & Hampton, 501 W. Broadway, San Diego, CA 92101 at 10:00 A.M. on July 31, 1996 or at such other time or place as may be mutually agreed upon by the parties (the "Closing Date").

          3.2 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver (or cause to be delivered) the following:

                  (a)  $2,000,000 payable by wire transfer of
         immediately available funds;

                  (b) $180,000 unsecured note payable to Seller in twelve monthly installments of $15,000 beginning September 30, 1996 in form of Exhibit A;



                                       -9-

                  (c) an assumption agreement providing for the assumption of the Assumed Liabilities in form of Exhibit
         B;

                  (d) an Officer's Certificate as to the accuracy at Closing of all of Buyer's representations and warranties as if made at and as of Closing, the fulfillment of all of Buyer's agreements and covenants and the satisfaction of all Closing conditions to be performed by Buyer; and

                  (e) such other instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated hereby.

          3.3 DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver the following:

                  (a)  a bill of sale in the form provided by
         Buyer;

                  (b)  the Consents referred to in SECTION 8.3;

                  (c) an Officer's Certificate as to the accuracy at Closing of all of the Seller's representations and warranties as if made at and as of Closing, the fulfillment of all of the Seller's agreements and covenants and the satisfaction of all Closing conditions to be performed by the Seller;

                (d) patent, trademark and copyright assignments for items included in the Purchased Assets in form provided by Buyer;

                  (e)  possession of the Purchased Assets; and

                  (f) such other instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated by this Agreement.

          3.4 CLOSING AGREEMENTS. At the Closing, the parties shall execute, acknowledge and deliver such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.




                                      -10-

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF THE XSCRIBE AND PARENT

          The Seller hereby represents and warrants to Buyer, as of the date hereof, and as of the Closing Date, as set forth below. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect which is materially adverse to the operations (as presently conducted) or financial condition of the Business, the Purchased Assets or the Assumed Liabilities.

                  4.1 AUTHORITY. Seller has the full corporate right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements it is hereby contemplated to execute and to carry out the transactions contemplated hereby and thereby, including the transfer of the Purchased Assets. All corporate and other acts or proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

                  4.2 VALIDITY. This Agreement has been, and the agreements and other documents to be delivered by Seller at Closing will be, duly executed and delivered and constitute the valid and legally binding obligations of Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency and other laws affecting creditors rights generally and by general equitable principles.

                  4.3 VIOLATIONS AND APPROVALS. Except as set forth on SCHEDULE 4.3, the execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, upon notice, with the passage of time or both) result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any obligation of or relating to the Business or the Purchased Assets and are not prohibited by, do not and will not violate or conflict with any provision of, and do not and will not (immediately, upon notice, with the passage of time or both) constitute a default under or a breach of (i) the charter or by-laws of Seller, (ii) any note, bond, indenture, contract, agreement, permit, license or other instrument to which Seller is a party or, by which Seller, the Business or the Purchased Assets are bound, (iii)


                                      -11-
any order, writ, injunction, decree or judgment of any court or governmental agency applicable to Seller, the Business or the Purchased Assets or (iv) any law, rule or regulation applicable to Seller, the Business or the Purchased Assets. Except as set forth on SCHEDULE 4.3, and consents to assignment and other consents that are obtained in connection with the Closing, no approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority of any country, is required for the execution and delivery by Seller of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby and thereby.

          4.4 DUE ORGANIZATION. Seller is a corporation duly organized and validly existing under the laws of its state or jurisdiction of incorporation. Seller has full power and authority and all requisite rights, licenses, permits and franchises to own, lease and operate the Purchased Assets and to carry on the Business. All of the Purchased Assets other than demonstration equipment, loaner equipment and spare parts are located at Seller's premises at 6258 Nancy Ridge Drive, San Diego, California 92121; provided that tooling (including all tooling acquired from the Hedman Company in that certain Purchase Agreement dated January 24, 1990) is located at the locations set forth on SCHEDULE 4.4. Xscribe is qualified to do business in and is in good standing in California. Xscribe does not own any equity interest in any corporation, partnership or other entity.

          4.5 TRANSACTIONS WITH AFFILIATES. Except (i) for assets included in the Purchased Assets, and (ii) as otherwise set forth in SCHEDULE 4.5, no
Affiliate:

                  (a) owns, directly or indirectly, any material interest in any entity which is a competitor, lessor, lessee, or material supplier of the Business;

                  (b) has any cause of action or other claim against or owes any material amount to, or is owed any material amount by, Xscribe with respect to the Business or the Purchased Assets, except intercompany payables arising in the ordinary course of business which are Excluded Liabilities; or

                  (c) has any interest in or owns any material assets, property or rights used in the conduct of the Business, other than Parent's management information system which includes the MRP System, order


                                    -12-
         processing, billing and collection systems (the "MIS System"), Seller's telephone system and other equipment listed on Schedule 1.2(b) and not reflected on the Closing Date Balance Sheet.

The term "Affiliate" shall mean any corporation, partnership, trust or other entity (i) in which Seller has, directly or indirectly, a five percent (5%) or greater interest or (ii) which controls, is controlled by, or is under common control with Xscribe or any of the entities described in the preceding clause
(i).

          4.6 FINANCIAL STATEMENTS AND TAXES. The financial statements of the Business for the year ended March 31, 1996 and the three months ended June 30, 1996 attached hereto as SCHEDULE 4.6(a) (the "Financial Statements") are and the Closing Date Balance Sheet will be (a) in accordance with the books of account and records of the Seller, (b) fair presentations of the financial condition and the results of operations as of the dates and for the periods indicated and (c) prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as specified therein and except for the lack of provisions for income taxes and the lack of footnotes, and in the case of interim Financial Statements subject to year-end audit adjustments consisting only of normally recurring accruals which in the aggregate are not material). Except for liabilities disclosed on any Schedule to this Agreement, the Business is not subject to any liability or obligation (whether absolute, accrued, contingent or otherwise) which is not shown or provided for on the Financial Statements or on SCHEDULE 4.6(a). Except as set forth on SCHEDULE 4.6(b) all federal, foreign, state, county and other tax returns, reports and declarations of every nature (including income, employment, excise, property, sales and use taxes) required to be filed by or on behalf of the Seller (as it relates to the Business) and the Business have been filed and such returns are complete and accurate in all material respects and disclose all taxes required to be paid for the periods covered thereby. Except as set forth on SCHEDULE 4.6(b), all taxes required to be paid, withheld or accrued by the Seller (as related to the Business) and the Business and any deficiency assessments, penalties and interest have been paid, withheld or accrued. All tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Seller (relating to the Business) and the Business have been fully and properly paid, withheld, accrued or recorded. There are no outstanding federal, state or local tax audits related to the Business. The accruals for sales Taxes on the Closing Date Balance Sheet


                                      -13-
will be sufficient for the payment of all unpaid sales taxes, except as set forth on SCHEDULE 4.6(b).

          4.7 INTERIM CHANGE. Except as set forth in SCHEDULE 4.7, since May 31, 1995, the Seller has operated the Business in the ordinary course, consistent with past operations, and there has not been any of the following in connection with the Business:

                  (a) any event resulting in, or to the knowledge of Seller (assuming the Business is operated in the manner currently conducted by Xscribe) that is reasonably likely to result in a Material Adverse Effect;

                  (b) any material change in significant personnel or relationships with third parties, including suppliers, customers and others;

                  (c) any increase in the compensation, or benefits payable or to become payable to or on account of employees (other than regularly scheduled increases in accordance with the past practices of the Business);

                  (d)  any work stoppage or labor dispute;

                  (e) any damage to or destruction of a material asset, or any disposition of assets of the Business or transfers of assets of the Business from the Facility, other than sales of finished goods and use and disposal of assets in the ordinary course of business on terms consistent with past practice;

                  (f) any material change in collection, credit or accounting practices, including any write-up or write-down in the value of the Inventory;

                  (g) any dividend, distribution or payment of intercompany payables, except payment of intercompany payables in the ordinary course of business consistent with past practice; or

                  (h)  any agreement to take any of the
         foregoing actions.

          4.8 WORK IN PROCESS. All work performed on products and projects in process as of the date thereof and as of the Closing has been or will be performed in accordance with product specifications and all applicable



                                      -14-
warranties, product standards, laws, rules and regulations in all material respects.

          4.9 PURCHASED ASSETS. Except as set forth on SCHEDULE 4.9, Xscribe is the sole and exclusive legal and equitable owner of all right, title and interest in and has good and marketable title to all of the Purchased Assets free and clear of the interests and rights of any other party. Except for consents of the persons listed on SCHEDULE 4.9(a), all of the Purchased Assets may be transferred to Buyer without the consent or approval of any person. Except as set forth on SCHEDULE 4.9(a), none of the Purchased Assets are subject to any lease, license, security interest, mortgage, pledge, lien, charge, encumbrance, claim, covenant or restriction of any kind or character. The Purchased Assets are in good repair, order and condition (reasonable wear and tear excepted, except for fully depreciated personal computers, hardware and other peripherals). The Purchased Assets will furnish Buyer with all of the capacity and rights to operate the Business in the same manner as presently operated by the Seller; provided the Buyer replaces the Facility, Excluded Assets and employees, independent contractors and consultants of the Business not hired by Buyer.

          4.10 ENVIRONMENTAL MATTERS. The Seller is currently complying in all respects with its obligations under all laws relating to the environment in connection with the operation of its Business, its occupancy of its Facility and otherwise. No environmentally hazardous materials have ever been released, unlawfully generated, treated, stored, or disposed of or in connection with the Business.

          4.11 LIST OF CONTRACTS. The lists of hardware warranties, hardware maintenance agreements, software warranty agreements and software maintenance agreements attached to SCHEDULE 1.3(b) are substantially complete.

          4.12 SOFTWARE AND INFORMATION SYSTEMS. SCHEDULE 4.12 sets forth an accurate and complete list and summary description of all the Software. SCHEDULE
4.12 identifies or describes (i) Software which is owned by Xscribe; and (ii) Software which is licensed to Xscribe by third parties. Except for the MIS System, Parent does not own any assets of the type included in the defined term "Software" which is, or is incorporated into, a product of the Business. Except as provided on SCHEDULE 4.12, with respect to the Software that is reflected as being owned by the Xscribe:



                                      -15-

                  (a) all Software documentation for the end user is reasonably current, accurate and sufficient in detail and content to identify, explain the nature and permit the intended use thereof;

                  (b) all source codes, object codes and source code comments included in the Software are sufficient to the extent reasonably necessary to enable Buyer to maintain and modify the Software, using persons reasonably skilled in the programming language, operating systems, and hardware involved and the programming of complex, multi-tasking algorithms and design and generally knowledgeable about court reporting;

                  (c) Except for Incorporated Products (as hereinafter defined), the Seller has good, sole, and marketable right, title, and interest in and to the Software (including the exclusive right to make, copy, sell, exploit, and provide to others the use of the Software and all derivative works thereof) free and clear of any liens, claims, encumbrances and adverse rights of every kind, nature, and description. The Seller is in actual and sole possession of and will transfer to Buyer at Closing all copies of the source code, source code comments and object code (except for copies of object code held by licensees) and other proprietary rights included in the Software. For purposes of this Agreement, Software Authors means all current and former employees of the Seller who were authors of the Software and to the knowledge of the Seller any other person or entity who materially participated in the development of the Software or any portion thereof or performed any work related to the Software. Each Software Author employed by Seller made his contribution to the Software within the scope of employment with the Seller, as "work made for hire." Except as disclosed on
         SCHEDULE 4.12(c), no Software Author has any interest in any Software. The Seller has not, by any acts or omissions, or by acts or omissions of affiliates, directors, officers, employees, agents, or representatives caused any of their proprietary rights in the Software, including copyrights, trademarks, and trade secrets to be transferred, diminished, or adversely affected to any material extent.

                  (d)  Except as set forth in SCHEDULE 4.12:



                                      -16-

                           (i) there are no defects or errors in the Software,
                  which defects or errors could materially and adversely affect any licensee's use of the Software or the functioning of the Software in accordance with the specifications for the Software published by the Seller or provided by Seller to customers, the Software has all the features described in the user manuals or advertisements and materials made available to the Seller's customers by Seller; and the Software does not contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware, or data in a manner unauthorized by, and contrary to the intentions of, the user, or to perform any other similar unauthorized destructive type of functions;

                           (ii) no person or entity other than the Seller has
                  any interest of any kind or nature in or with respect to the Software, including the right to use, make, copy, sell, exploit and provide to others the use of, the Software and all derivative works thereof other than pursuant to non-exclusive licenses granted to end users entered into in the ordinary course of business which are included in the Assumed Contracts and which are substantially in the form attached to SCHEDULE
                4.12 and licenses listed on SCHEDULE 4.19, and no government funding or university or college facilities were used in the development of the Software, and the Software was not developed pursuant to an agreement giving any person or entity rights to the Software, and Seller has not entered into any agreement or taken any other action that would preclude Buyer from making any change to the Software or combining it with other software in any lawful manner;



                                      -17-

                           (iii) all copies of copyrighted Software contain
                  copyright legends; the Seller has no knowledge that any specific third party is violating or has violated any of the Seller's proprietary rights in the Software; other than license fees for Incorporated Products, no third party has any interest in, or right to compensation from the Seller by reason of, the use, exploitation, or sale of the Software; there are no contractual or legal restrictions on the ability of the Seller (or any successor or assignee of the Seller, including Buyer) to use or otherwise exploit the Software, and such use or exploitation does not and will not obligate the Seller (or any successor or assignee of the Seller, including Buyer) to pay any royalty, fee, or other compensation to any person or entity other than license fees for Incorporated Products; and the Seller has not received any notice and does not have any knowledge of any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph; and

                           (iv) the Software has been licensed for use by third
                  parties only pursuant to the terms of the standard license agreement in substantially the form attached to SCHEDULE 4.12, copies of which have been made available to Buyer and no license contains any term or provision other than those set forth in the applicable standard form, except for such minor deviations therefrom as do not materially and adversely effect the Seller's rights or obligations as licensor thereunder.

                  (e) The Seller has delivered or will deliver at Closing all of its records with respect to Software fixes (including fixes currently in progress), problem lists, maintenance of the Software, and customer complaints, and all warranty claims (including any pending claims) related to the Software all of which pending matters are described in
         SCHEDULE 4.12. Except as set forth in SCHEDULE 4.12, there are no



                                      -18-
         representations and warranties that have been made with respect to the Software.

                  (f) SCHEDULE 4.12 contains a complete list of all third party software and patent rights which are a component of or incorporated in or specifically required to develop or support any of the Software ("Incorporated Products"), and a list of all restrictions on the Seller's unrestricted right to use, incorporate or distribute the Incorporated Products. The Seller is not in violation of any license, sublicense or agreement with respect to an Incorporated Product.

                  (g) No person or entity is entitled to receive the source code for any Software for any reason; and the Seller has not disclosed the source code for any Software to any third party except as set forth on
         SCHEDULE 4.12.

                  (h) Notwithstanding the foregoing, with respect to Software designated as "obsolete" on SCHEDULE 4.12, the Seller only makes the representation and warranty that the first sentence of SECTION 4.9 is correct and that the employees of the Business have the capability to support the obsolete products that are currently supported as required under applicable agreements; provided that this clause shall in no way limit Buyer's right to indemnification for Excluded Liabilities relating to obsolete products.

          4.13 CUSTOMERS AND SUPPLIERS. SCHEDULE 4.13 sets forth an accurate and complete list of those suppliers that have provided raw materials, products or services for the Business at a cost to the Seller of greater than $25,000 during the period since December 1, 1995 through May 31, 1996. The Seller has no knowledge of any fact, condition or event (i) which would cause Buyer's relationship with any supplier to be materially and adversely different from the current relationship of such supplier with respect to the Business, or (ii) which would materially and adversely affect any supplier's ability to supply raw materials, products or services to Buyer. SCHEDULE 4.13 sets forth an accurate and complete list of those customers who have purchased products or services from the Business at a cost to the purchaser of greater than $25,000 during the period since December 1, 1995 through May 31, 1996.

          4.14 EMPLOYEES. SCHEDULE 4.14 is an accurate and complete schedule containing, with respect to the Business:


                                      -19-

                  (a) a list of all employees (including name, title and position);

                  (b)  the employee's length of service;

                  (c) a list of all written agreements, arrangements or understandings (the "Employment Contracts"), regarding services to be rendered, terms and conditions of employment, confidentiality and assignment of inventions (with respect to such items listed on SCHEDULE 4.14, accurate and complete copies have been delivered to Buyer); and

                  (d) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each employee.

With respect to the Business, except as set forth on SCHEDULE 4.14, (i) there have not been in the past five years and are not pending any labor disputes, any work stoppages, requestS for representation, pickets or work slow-downs due to labor disagreements, (ii) there are and have been no unresolved violations of any local, state, or federal laws respecting the employment of any employees, including the National Labor Relations Act, the Fair Labor Standards Act, the Americans with Disabilities Act, wage-payment laws, laws prohibiting employment discrimination, and laws addressing workplace safety and health; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Seller, threatened before the National Labor Relations Board;
(iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations; (v) the employees of the Business are not covered by any collective bargaining agreement; (vi) Xscribe has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing of the transactions contemplated by this Agreement to all local, state, or federal labor, wage-payment, equal employment opportunity, unemployment-insurance and related agencies; (vii) Xscribe has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; and
(viii) the transactions contemplated by this Agreement will not create liability to Buyer under any local, state, or federal law respecting reductions in force or the impact on employees on plant closing or sales of businesses.

          4.15 EMPLOYEE BENEFIT PLANS.



                                      -20-

                  (a) For purposes hereof, a "Plan" shall mean any "employee benefit plan" (as that term is defined in SECTION 3(3) of the Employee Retirement Income Security Act of 1974, as amended "ERISA"), as well as any other written or formal benefit plan, contract or arrangement, whether or not terminated, involving direct or indirect compensation, established, maintained or contributed to by the Seller with respect to employees of the Business, or with respect to which the Seller has any present or future, direct or indirect, actual or contingent obligation or liability on behalf of its employees, former employees, officers, directors, agents, brokers, consultants or independent contractors of the Business or the dependents or beneficiaries of any of the foregoing, including but not limited to, (A) each retirement, pension, profit-sharing, thrift, savings, target benefit or employee stock ownership plan or cash or deferred arrangement; (B) each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan; (C) each program providing for (1) payment for or reimbursement of the expenses of medical, dental or visual care or psychiatric counseling, (2) vacation, sick, disability or severance pay, or (3) life insurance; and (D) each other "fringe benefit" plan or arrangement, and shall also include any employee benefit plan or plan of the type specified above under which the Seller acts as a fiduciary or is a sponsor.

                  (b) The Xscribe 401(k) plan is, in form and operation, a "qualified" plan under Section 401(a) of the Code and a qualified cash or deferred arrangement under Section 401(k) of the Code.

                  (c) No Plan is a "multiple employer plan" or a "multiemployer plan," within the meaning of ERISA or the Code. Neither the Seller, nor any of its ERISA Affiliates has any direct or indirect, actual or contingent liability with respect to any partial or complete withdrawal (as such terms are defined in SECTIONS 4203 and 4205 of ERISA) from any such multiemployer plan. For purposes of this Agreement, "ERISA AFFILIATE" means any entity (whether or not incorporated) which would be treated as a single employer with the Seller under
SECTION 414(B), (C), (M) or (O) of the Code and the regulations thereunder.

          4.16 LICENSES AND PERMITS. There are no Licenses and Permits necessary to own the Purchased Assets and conduct the Business as presently owned, operated or conducted except for such items where failure to have such item could not result in any material expense or liability and that can be


                                      -21-
readily obtained without any material cost and Seller does not hold any Licenses and Permits.

          4.17 MATERIAL CONTRACTS. SCHEDULE 4.17 hereto sets forth an accurate, correct and complete list of all contracts, instruments, commitments, agreements, arrangements and understandings including all amendments and supplements thereto, relating to the Business, to which the Seller is a party or is bound, or by which any of the assets of the Seller are subject or bound (i) which involve future benefits or future obligations with a value individually or in the aggregate, of $25,000 or more, or (ii) which otherwise involve any of the following types of contracts (the items in (i) and (ii) being collectively referred to herein as the "MATERIAL CONTRACTS"):

                  (a) all purchase orders, agreements or contracts for the purchase of any materials or services involving an amount in excess of $25,000 or which were not entered into in the ordinary course of business;

                  (b) any sales, license, service or distribution agreements and contracts;

                  (c) all leases for personal property involving annual payments of in excess of $25,000;

                  (d)  all Employment Contracts of Buyer Employees;

                  (e)  all licenses, agreements, contracts and
         other instruments affecting the Intellectual Property or the Software;

                  (f)  all agreements and contracts containing
         requirements or "take or pay" provisions;

                  (g) all agreements and contracts with state, federal, local, regulatory or other governmental entities;

                  (h)  all agreements and contracts not to
         compete or otherwise similarly restricting activities; and

                  (i) all agreements and contracts containing a provision to indemnify any party or assume any tax, environmental or other liability.

                  (j)  any other contract, commitment,
         agreement, arrangement or understanding which


                                      -22-
         provides for payment or performance by any party thereto having an aggregate value of $25,000 or more or which is otherwise material to the Business.

          All Material Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect and Seller is not, and to the knowledge of Seller, none of the other parties to any Material Contract are, in breach of, violation of, or in default under the terms of any such Material Contract except for such breaches, violations and defaults which can be readily cured by Buyer and which will not result any material expense or liability. No event has occurred which with notice or passage of time or both would result in a breach of, violation of, or in default under, the terms of any Material Contract by Seller or to the knowledge of Seller any other party. The consummation of the transactions contemplated hereby, without notice to or consent or approval of any party, will not constitute a breach of, violation of, or default under any provision of any Material Contract. Except as set forth on
SCHEDULE 4.17, there is no adverse claim on the rights of the Seller under any Material Contract. Except for consents required to assignment set forth on
SCHEDULE 4.9, none of the rights of the Seller under any Material Contract will be impaired by the consummation of the transactions contemplated by this Agreement (except for such impairments as can be readily cured by Buyer without any material expense or liability), and all of such rights will be enforceable by Buyer after the Closing Date without the consent or agreement of any other party, including all rights to renew the applicable Material Contract if renewable by its express terms. The Seller shall deliver to Buyer any consents or approvals of any parties required with respect to the assignment of the Material Contracts in connection with the transactions contemplated hereby and as provided in SECTION 8.3. The Seller has delivered accurate, correct and complete copies of each Material Contract to Buyer. To the knowledge of Seller, no Material Contract permits or requires the Seller (A) to obtain goods, services or benefits on terms substantially more favorable than fair market terms or (B) to provide goods, services or benefits on terms substantially less favorable than fair market terms. With respect to each Material Contract which is to be assigned to Buyer pursuant to the terms hereof, Buyer will succeed to all the rights and benefits of the Seller provided the Buyer performs its obligations thereunder.

          4.18 COMPLAINTS AND CLAIMS. SCHEDULE 4.21 sets forth an accurate and complete list and summary description of all claims, expenses, liabilities and



                                    -23-
obligations relating to or alleged to relate to any injury to person or property as a result of the use of any products of the Business sold prior to Closing or the services rendered by the Business prior to the Closing Date, which (i) are currently being asserted, or (ii) were asserted at any time within the prior three years. Buyer will not be subject to any claim, expense, liability or obligation arising from any injury to person or property as a result of the use of any products sold prior to Closing, the operation of the Facility or the services rendered by the Business or Facility prior to the Closing Date.

          4.19 INTELLECTUAL PROPERTY. SCHEDULE 4.19 sets forth an accurate and complete list and summary description of all Intellectual Property and contains an indication of any renewals, taxes or fees due in respect thereof within ninety (90) days of the Closing Date. Except as set forth in SCHEDULE 4.19, with respect to the Intellectual Property, (i) Xscribe is the sole and exclusive owner and has the sole and exclusive right to use the Intellectual Property and no other person has any interest in any Intellectual Property other than pursuant to non-exclusive licenses granted to end users entered into in the ordinary course of business which are included in the Assumed Contracts and which are substantially in the form attached to SCHEDULE 4.12 and licenses listed on SCHEDULE 4.19; (ii) no action, suit, proceeding or investigation has been instituted and is pending, unresolved or, to Seller's knowledge, threatened; (iii) none of the Intellectual Property or products or methods of the Business interferes with, infringes upon, conflicts with or otherwise violates the rights of others or, to the knowledge of the Seller, is being interfered with or infringed upon by others, and none is subject to any outstanding order, decree or judgment except for such infringements, conflicts or violations as could not result in any material expense or liability and which can be readily cured by Buyer without any material expense or liability; (iv) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or methods of the Business; (v) the Seller has not agreed to indemnify any person for or against any infringement of or by the Intellectual Property or the Purchased Assets; (vi) all registrable items of Intellectual Property currently being used are properly registered under applicable law; and (vii) the Intellectual Property constitutes all such assets, properties and rights which are used in or necessary for the conduct of the operations of the Business as currently conducted. Except as set forth on SCHEDULE 4.19, all rights of the Seller in and to the Intellectual Property are transferable to Buyer as contemplated herein without any consent or other approval.


                                      -24-

Buyer has been provided with accurate and complete copies or written descriptions of all studies, opinions and searches of which the Seller has knowledge relating to any Intellectual Property or any infringement of or by any Intellectual Property, all of which are listed on SCHEDULE 4.19.

          4.20 TECHNICAL INFORMATION. There is no violation of any patents, trademarks, trade secret rights, copyrights or other proprietary rights by, or with respect to, the Technical Information.

          4.21 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 4.21, the Seller is not engaged in or a party to or, to the knowledge of the Seller, threatened with any dispute, action, suit or other proceeding relating to the Business or any of the Purchased Assets. The Seller has no knowledge of any investigation threatened or contemplated by any governmental or regulatory authority. Neither the Seller, the Business nor any of the Purchased Assets is the named subject of or directly subject to any judicial or administrative adjudicatory judgment, order, writ, injunction, stipulation or decree of any court or any governmental agency or any arbitrator.

          4.22 COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 4.22, as of and prior to the Closing, the Business and the Purchased Assets conform to all applicable statutes, codes, laws, ordinances, rules and regulations and Seller has complied with all such statutes, codes, laws, ordinances, rules and regulations as they apply to the Business and where the failure of such compliance can be readily cured and will not result in any material liability or expense. The Seller has no knowledge of any proposed or pending change in any such statutes, codes, laws, ordinances, rules and regulations which would have a Material Adverse Effect. Neither the Seller, nor, to the knowledge of the Seller, any employee or representative thereof has made any unlawful gratuities or other payments (or taken similar actions) for the purpose of benefiting the Seller with respect to the Business.

          4.23 BROKERS. The Seller has not retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby, except for those to whom Buyer will have no liability or obligation.

          4.24 ROYALTIES. The Seller has paid all amounts due and owing to Microlytics, Inc. ("Microlytics") and any of its successors or assigns with respect to the period prior to Closing (the "Microlytics Royalty") under that



                                      -25-
certain License Agreement by and between Microlytics and Xscribe Corporation, dated May 11, 1990, as amended.

          4.25 DISCLOSURE. The representations and warranties of the Seller contained in this Agreement and each agreement, attachment, schedule, certificate or other written statement delivered pursuant to this Agreement or in connection with the transactions contemplated herein and therein are accurate and complete in all material respects, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

          Buyer hereby represents and warrants to the Seller as of the date hereof, and as of the Closing Date, as set forth below.

          5.1 AUTHORITY. Buyer has full corporate right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. All corporate and other acts or proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the agreements contemplated hereby and all transactions contemplated hereby and thereby have been duly and properly taken.

          5.2 VALIDITY. This Agreement has been, and the agreements and other documents to be delivered at Closing will be, duly executed and delivered by Buyer and will constitute lawful, valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency and other laws affecting creditors rights generally and by general equitable principles.

          5.3 VIOLATIONS AND APPROVALS. The execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, with notice, the passage of time or both) result in the creation of any lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of


                                      -26-

Buyer and are not prohibited by, do not violate or conflict with any provision of, and do not and will not (immediately, with notice, the passage of time or both) result in a default under or a breach of (i) the charter or by-laws of Buyer, (ii) any contract, agreement, permit, license or other instrument to which Buyer is a party or by which it is bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency, or (iv) any law, rule or regulation applicable to Buyer, except for such creations, terminations, violations, conflicts, breaches, defaults, charges or encumbrances which, in the aggregate will not have an adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

          5.4 BROKERS. Buyer has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby.

          5.5 DUE ORGANIZATION. Buyer is a corporation duly organized and validly existing under the laws of its state of incorporation and has full corporate power and authority to own, lease and operate the Purchased Assets and to carry on the Business.

          5.6 FINANCIAL STATEMENTS. The balance sheet, income statement and statement of cash flows of Buyer attached hereto as SCHEDULE 5.6 are fair presentations of the financial condition, results of operations and cash flows of Buyer as of the date and for the periods indicated prepared in accordance with GAAP (except as specified therein and except for the lack of provisions for income taxes and the lack of footnotes, and subject to year-end audit adjustments consisting only of normally recurring accruals which in the aggregate are not material).


                                   ARTICLE VI

                     ADDITIONAL COVENANTS AND AGREEMENTS OF
                                SELLER AND BUYER

          The Seller hereby agrees to keep, perform and fully discharge the following covenants and agreements.

          6.1 INTERIM CONDUCT OF BUSINESS. From the date hereof until the Closing, the Seller shall preserve and maintain the Business and the Purchased Assets, and shall operate the Business consistent with past practice and in the ordinary course of business, except as specifically provided herein.


                                      -27-

          6.2 ACCESS TO INFORMATION. From the date hereof through Closing, subject to the confidentiality agreement entered into by the parties, the Seller will provide to Buyer and its business, legal and accounting representatives and advisors reasonable access during normal business hours to the corporate, business, financial and other records and information of the Seller to the extent reasonably relating to the Business and the Purchased Assets, and will make available all such information and personnel as may reasonably be requested in connection therewith.

          6.3 FURTHER ASSURANCES; COOPERATION. From time to time, after Closing at Buyer's request and without further consideration, the Seller shall execute, acknowledge and deliver such documents, instruments or assurances and subject to reimbursement and take such other actions as Buyer may reasonably request with respect to assigning, conveying and transferring to Buyer any of the Purchased Assets.

          6.4 RECORDS AND DOCUMENTS. Following the Closing Date, the Seller shall retain and grant to Buyer and its representatives, at Buyer's request (and subject to Buyer's reimbursement of the Seller's out-of-pocket expenses), access to and the right to make or obtain copies of those records and documents related to the Business or the Purchased Assets, possession of which is retained by the Seller, as may be necessary or useful in connection with Buyer's operation of the Business after the Closing. If during the seven year period following Closing, the Seller elects to dispose of such records, the Seller shall first give Buyer sixty (60) days' written notice, during which period Buyer shall have the right to obtain the records without further consideration; PROVIDED, HOWEVER, that the Seller shall have no liability to Buyer for disposal of any record unless done intentionally in contravention of this Section. If reasonably necessary, the Seller shall also make reasonably available their employees and agents to provide information related to the Business or the Purchased Assets on the same basis.

          6.5 CONSUMMATION. Subject to the terms and conditions provided herein, the Seller and the Buyer agree to use all reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Agreement in accordance with its terms. The Seller and the Buyer shall not take any action inconsistent with their obligations hereunder or which would hinder or delay the consummation of the transactions contemplated hereby.



                                      -28-

          6.6 NONCOMPETITION AND NONDISCLOSURE.

               6.6.1 NONCOMPETITION. In order to protect the value of the Business and the Purchased Assets, Parent, Xscribe and their Affiliates (collectively, the "Seller Group") agrees for three (3) years from the Closing Date, not to (i) engage, directly or indirectly, in any manner in the Business anywhere worldwide, (ii) directly or indirectly engage in any activity that competes with the Business anywhere in the United States or Europe, (iii) solicit any customer of the Business for products or services directly or indirectly competitive with the Business and (iv) attempt in any way, directly or indirectly, to obtain for itself, or others, or to divert from Buyer and its subsidiaries and affiliates, any rights benefits, sales or profits arising out of or in connection with the Purchased Assets or the Business. For purposes of this Section 6.6.1, the term Affiliate shall not include persons or entities who are deemed Affiliates by reason of their status as stockholders of Parent and who are not directly or indirectly controlled by Parent or Xscribe.

               6.6.2 NONDISCLOSURE. After the Closing, except as required by law or court order, the Seller Group will not disclose, or use directly or indirectly, to, or for the benefit of any person or entity other than Buyer, any Technical Information, Intellectual Property or confidential information, data or materials related to the Business.

               6.6.3 BREACH. The Seller Group agrees that any breach of SECTIONS
6.6.1 or 6.6.2 above will result in irreparable damage to Buyer for which Buyer will have no adequate remedy at law, and, therefore if such a breach should occur, the Seller Group consents to any temporary or permanent injunction or decree of specific performance by any court of competent jurisdiction in favor of Buyer enjoining any such breach, without prejudice to any other right or remedy to which Buyer shall be entitled. In the event that any portion of this
SECTION 6.6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time or too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum lesser period of time, geographic area, or range of activities as to which it may be enforceable. Each of the covenants herein shall be deemed a separate and severable covenant. In the event any member of the Seller Group breaches any provision of this SECTION 6.6, Buyer shall be entitled to recover all costs of enforcement, including reasonable attorneys' fees.



                                      -29-

          6.7 BULK TRANSFER COMPLIANCE. As between Buyer and the Seller, Buyer shall have no obligation to give bulk transfer notices to creditors, claimants or other persons or entities. The Seller shall jointly and severally indemnify and hold harmless Buyer against any and all expense, loss, damage or liability, including court costs and reasonable attorneys' fees, arising from or related to claims asserted by third parties due to the failure of the Seller to pay any liability of the Business except the Assumed Liabilities.

          6.8 NAME. For a period of three years following Closing, Seller hereby grants Buyer a license to the names Xscribe and Xscribe Legal Systems, Inc. for the purpose of selling any inventory included in the Purchased Assets or other products of the Business that reflect such name subject to the additional terms of a Facility Agreement to be negotiated in good faith by the parties after Closing (the "Facility Agreement"). Parent and Xscribe shall not permit any other party to use such names in conducting the Business.


          6.9 TRANSITION. Subject to the additional terms of the Facility Agreement, for a period of up to six months following the Closing (a) Seller shall permit Buyer to have access to the MIS System to the same extent and for the purposes as currently available to Xscribe without charge, and (b) Seller shall permit Buyer to have access to the Facility to the same extent as currently available to Xscribe and at Parent's out-of-pocket cost allocated on an square footage basis. Other transition services will be negotiated by the parties.

          Buyer hereby agrees to keep, perform and fully discharge the following covenants and agreements:

          6.10 RECORDS AND DOCUMENTS. Following the Closing Date, Buyer shall grant to the Seller and its representatives, at the Seller's request (and subject to the Seller's reimbursement of Buyer's out-of-pocket expenses), access to and the right to make or obtain copies of those records and documents related to the Business or the Purchased Assets, possession of which is transferred to Buyer, as may be reasonably necessary for the Seller's tax, employee benefit or financial reporting obligations or other investigation required by law or, for the Seller's dealing with, handling or discharging of any debt, obligation or liability of or relating to the Business or the Purchased Assets which is not an Assumed Liability. If during the seven year period following Closing, the Buyer elects to dispose of such records, the Buyer shall first give the Seller written




                                      -30-
notice, during which period the Seller shall have the right to obtain the records without further consideration; PROVIDED, HOWEVER, that the Buyer shall have no liability to the Seller for disposal of any record unless done intentionally in contravention of this Section. If reasonably necessary, Buyer shall also make reasonably available its employees to provide information for the same purposes on the same basis.

          6.11 LEASE PARTNERS. From and after the Closing Date, Buyer agrees to use reasonable efforts to remarket any products of the Business repossessed by Lease Partners and submitted for remarketing pursuant to the requirements of the Remarketing Agreement with the Lease Partners attached as SCHEDULE 6.11 (the "Remarketing Agreement"). The Remarketing Agreement may not be amended without Buyer's prior written consent. Provided the Buyer complies with its obligations under SECTION 6.11, the Seller shall indemnify Buyer for any liabilities to Lease Partners. If Lease Partners' is entitled to source code in the possession of Buyer pursuant to the Letter Agreement attached to SCHEDULE 6.11, then Buyer will make such source code available to Lease Partners only so that Lease Partners can arrange to provide alternate support for its lessees.


                                   ARTICLE VII

                                    EMPLOYEES

          7.1 CONTINUED ASSOCIATION WITH THE BUSINESS. Buyer will have the option to offer employment to all current employees of the Business. All of the employees listed on SCHEDULE 4.14 are employed by the Seller in the Business. The Seller will use all reasonable efforts to retain all present employees of the Business through the Closing. For a period of six months following Closing, neither the Seller nor its Affiliates will employ any employees to whom Buyer offers employment in respect of any period after Closing, without the prior written consent of Buyer unless terminated by Buyer. Buyer shall not incur any liability or obligation with respect to any employee that does not accept employment with Buyer. Buyer will not incur as a result of the transfer of the Purchased Assets, any present, future or contingent liability or obligation to pay any pension benefits, medical benefits, compensation for loss of employment or other compensation or benefits to any employee terminated at or prior to Closing who are not Buyer Employees. The employees of the Business hired by Buyer are referred to herein as the "Buyer Employees".



                                      -31-

          7.2 BENEFIT PLANS. Buyer shall have no liability under any Plan maintained or contributed to for the benefit of any of the employees or other persons performing services at or for the Facility or for the Business. Xscribe will pay all accrued vacation due to the Buyer Employees promptly after Closing and in any event within the time required by applicable law. Buyer shall reimburse Xscribe for the amounts paid within 5 days after Closing and the amounts reimbursed by Buyer shall be accrued on the Closing Date Balance Sheet. The Seller has made all existing payment options available to the employees of the Business participating in any applicable 401(k) Plan.

          7.3 SECTION 401(k) PLAN. The Seller will take all action necessary so that Buyer Employees will receive all amounts to which they are entitled in their accounts in the 401(k) plan in which they currently participate.

          7.4 COBRA OBLIGATIONS. Xscribe shall retain all liabilities, perform all obligations and maintain all insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to its employees and former employees of the Business and their covered dependents, whether or not such employees accept employment with Buyer.

          7.5 SEVERANCE. Xscribe shall be liable for any severance, separation or similar liabilities, that are payable (i) to any person whose right to severance or separation benefits arises as a result of the transactions contemplated by this Agreement, (ii) to any person whose employment with the Seller was terminated prior to the Closing, and (iii) to any employee of the Seller not hired by Buyer (a "Seller Employee"). Buyer and Seller shall reasonably cooperate to seek waivers from the Buyer Employees with respect to Seller's severance plan and Buyer shall not employ any of Seller's employees of the Business who do not sign such a waiver. In addition, Buyer will offer the Buyer Employees the severance plan described on SCHEDULE 7.5.

          7.6 WORKERS COMPENSATION. Xscribe shall be liable for the administration and payment of all workers' compensation liabilities and benefits with respect to (i) Buyer Employees to the extent resulting from claims, events, circumstances, exposures, conditions or occurrences occurring prior to the Closing Date, and (ii) Seller Employees. Buyer shall be responsible for the administration and payment of all workers' compensation liabilities and benefits with respect to Buyer Employees resulting from claims reported following the



                                      -32-

Closing Date, to the extent resulting from events, circumstances, exposures, conditions, or occurrences after the Closing Date.

          7.7 HEALTH BENEFITS. Xscribe shall be liable for the administration of all health and welfare Plans.


                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          Each and all of the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions (unless waived in writing in the sole discretion of Buyer):

          8.1 ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of the Seller contained herein shall be accurate in all respects when made and as of the Closing Date. The Seller shall have performed all obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing in all respects.

          8.2 NO PENDING ACTION. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded, or would affect the right of Buyer to own, operate or control the Facility, the Business or the Purchased Assets.

          8.3 CONSENTS. Except for consents required to assign the contracts described on SCHEDULE 1.3(b) that are not described on SCHEDULE 8.3, all notices to, consents, approvals, authorizations and waivers from third parties and governmental agencies that are required for the transfer of the Facility, the Business or any of the Purchased Assets or that are otherwise required for the consummation of the transactions contemplated hereby upon the terms hereof shall have been obtained or provided for and shall remain in effect. The Seller shall obtain consents necessary to assign the contracts described on SCHEDULE 8.3 prior to Closing and consents necessary to assign all other contracts described on SCHEDULE 1.3(b) as promptly as practicable after Closing.



                                      -33-

          8.4 CONDITION OF BUSINESS AND ASSETS. There shall have been no fact, event, condition or circumstance which does or could (except for matters reflected on the schedules), reasonably be expected to result in a Material Adverse Effect.

          8.5 NO NEW PRODUCTS. The Seller shall not have introduced any new products since May 1, 1996 which Buyer, in its sole discretion, finds unacceptable.

          8.6 REVIEW OF BUSINESS. The Buyer shall have completed it review of the Business, the Purchased Assets and the Assumed Liabilities and shall be satisfied, in its sole discretion, with the results of such review.

                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF THE SELLER

          Each and all of the obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions (unless waived in writing in the sole discretion of the Seller):

          9.1 ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of Buyer contained herein shall be accurate in all respects as if made on and as of the Closing Date. Buyer shall have performed all of its obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing in all respects.

          9.2 NO PENDING ACTION. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby in a way materially adverse to the Seller, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.


                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

          10.1 SURVIVAL. All covenants and agreements contained in this Agreement or in any agreement or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto


                                      -34-
and shall survive the Closing and be enforceable until the covenant or agreement has been fully performed. Unless otherwise specified, the representations and/or warranties contained in this Agreement or in any agreement or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing for a period ending thirteen (13) months from the Closing Date, provided that the representations and warranties in the following Sections shall survive and be enforceable indefinitely subject to any applicable statute of limitations: sections 4.1, 4.2, 4.3, the first sentence of section 4.4, the first sentence of sections 4.9, 5.1, 5.2, 5.5. Any claim for indemnification under the representations and warranties that survive for a period of time that is asserted in writing within the survival period shall survive until resolved or judicially determined. The representations and warranties set forth in this Agreement or in any agreement or other document delivered pursuant hereto shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of any such party. The survival period for the representations and warranties shall in no way affect Buyer's responsibility to forever indemnify the Seller with respect to the Assumed Liabilities, nor the Seller's responsibility to forever indemnify Buyer for the Excluded Liabilities.

          10.2 INDEMNIFICATION. Buyer shall indemnify and hold harmless the Seller from and against any and all loss, diminution in value, damage, cost, expense (including court costs and attorneys' fees and expenses and costs of investigation), suit, action, claim, deficiency, liability or obligation related to, caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Buyer contained herein or in any agreement or other document delivered pursuant hereto; (ii) any and all claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure; and (iii) the Assumed Liabilities and (iv) any acts or omissions of Buyer, its agents or employees, or allegations based upon such acts or omissions, relating to or affecting the Business and occurring subsequent to the Closing Date provided that nothing in this clause (iv) shall limit Buyer's right to indemnification under the next sentence. The Seller shall jointly and severally indemnify and hold harmless Buyer, from and against any and all loss, diminution in value, damage, cost, expense (including court costs and attorneys' fees and expenses and costs of investigation), suit, action, claim, deficiency, liability or obligation related to, caused by or arising from (i) any misrepresentation, breach of warranty or


                                      -35-
failure to fulfill any covenant or agreement of the Seller, Xscribe or Parent contained herein or in any agreement or other document delivered pursuant hereto; (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure; and
(iii) the Excluded Liabilities. The party seeking indemnification shall give written notice to the indemnifying party of the facts and circumstances giving rise to any claim for indemnification. All rights contained in this Article are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, representatives, subsidiaries, affiliates, successors and assigns.

          10.3 GENERAL PROVISIONS RELATING TO INDEMNIFICATION.

                  (a) Claims of $10,000 or less for breaches of representations and warranties which arise from separate facts and circumstances and that are not directly related to the facts and circumstances underlying any other claim are referred to herein as "Non-Qualified Claims". All claims for breaches of representations and warranties other than Non-Qualified Claims are referred to herein as "Qualified Claims." Qualified Claims shall include individual claims based upon substantially similar facts and circumstances, including common product defects, that in and of themselves are inadequate to constitute a Qualified Claim but together equal or exceed $10,000. Neither party shall be required to make any payments pursuant to this Article X for any breach of representation or warranty or any and all claims of third parties made based upon facts alleged that if true would constitute such a misrepresentation or breach of warranty unless and until the aggregate amount of all Qualified Claims (plus, in the case of Buyer, amounts which are deemed to be Assumed Liabilities pursuant to the proviso in Section 1.4) shall exceed One Hundred and Fifty Thousand Dollars ($150,000) ("Threshold Amount"), as to which the indemnifying party shall be responsible for all Qualified Claims in excess of the Threshold Amount.

                  (b) With respect to each third party claim subject to this
         Article X (a "Third Party Claim"), the party seeking indemnification (the "Indemnified Party") must give notice to the indemnifying party (the "Indemnifying Party") of the Third Party Claim. The Indemnifying Party may, at its sole cost and expense, upon notice to the


                                      -36-

         Indemnified Party within ten (10) days after the Indemnifying Party receives notice of the Third Party Claim, assume the defense of the Third Party Claim, with counsel of its choice. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any assumed Third Party Claim, unless (i) the settlement or judgment is solely for money damages and the Indemnifying Party admits in writing it obligation to pay such amount, or (ii) the Indemnified Party consents thereto which consent will not be unreasonably withheld. The Indemnifying Party shall provide the Indemnified Party with fifteen (15) days prior notice before it consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. The Indemnified Party shall be entitled to participate in the defense of (but not control) any Third Party Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis. If the Indemnifying Party fails to assume the defense of any Third Party Claim, the Indemnified Party may defend the claim and the Indemnifying Party shall have no right to contest the manner of defense.


                                   ARTICLE XI

                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

          11.1 TERMINATION OR ABANDONMENT. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing Date:

                  (a) by the mutual written consent of the Seller and Buyer;

                  (b) by the Seller or Buyer if any court of competent jurisdiction or governmental body, authority or agency having jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by Buyer, if one or more of the conditions to the obligation of Buyer to Close as provided in Article VIII has not been fulfilled by August 31, 1996; or


                                      -37-

                  (d) by the Seller, if one or more of the conditions to the obligation of the Seller to Close as provided in Article IX has not been fulfilled by August 31, 1996.

In the event of termination of this Agreement pursuant to this SECTION 11.1, this Agreement shall terminate and there shall be no other liability on the part of Seller or Buyer to the other party hereto except liability arising out of a breach of this Agreement or the failure by a party to fulfill its conditions hereunder, in which event, the non-breaching party reserves the right to seek all available remedies. The termination of this Agreement pursuant to this
SECTION 11.1 shall become effective on the date (x) in the case of a termination pursuant to SECTION 11.1(A), the consent is executed and (y) in the case of a termination pursuant to SECTION 11.1(B), (C) or (D), written notice is given by the terminating party to the other party hereto.

          11.2 EXTENSION OF TIME, WAIVER, ETC. At any time prior to the Closing Date, the Seller and Buyer may by written instrument:

                  (a) extend the time for the performance of any of the obligations or acts of the other party; and

                  (b) waive compliance with any of the agreements of the other party contained herein; PROVIDED, HOWEVER, that no failure or delay by the Seller or Buyer in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof of the exercise of any other right hereunder.


                                   ARTICLE XII

                               GENERAL PROVISIONS

          12.1 AMENDMENTS AND WAIVER. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


                                      -38-

          12.2 NOTICES. All notices, requests, consents, demands and other communications hereunder must be in writing and shall be delivered in person, by courier service or by telecopy, telegram or telex as follows:

                  (a)  If to the Seller:

                       Xscribe Legal Systems, Inc.
                       6285 Nancy Ridge Drive
                       San Diego, California 92121
                       Telephone No.: (619) 457-5091
                       Telecopy No.:  (619) 457-8016
                       Attn.:  Bruce C. Myers

                       With copies to:

                       Sheppard, Mullin, Richter & Hampton
                       501 West Broadway, Nineteenth Floor
                       San Diego, California 92101
                       Telephone No.: (619) 338-6500
                       Telecopy No.:  (619) 234-3815
                       Attn.:  Barbara Borden

                  (b)  If to Buyer:

                       Stenograph Corporation
                       c/o Heico Acquisitions
                       5600 Three First National Plaza
                       Chicago, Illinois  60602
                       Telephone No.: (312) 419-8220
                       Telecopy No.:  (312) 419-9417
                       Attn.:  Michael E. Heisley

                       With copies to:

                       McDermott, Will & Emery
                       227 West Monroe Street
                       Chicago, IL  60606
                       Telephone No.: (312) 372-2000
                       Telecopy No.:  312-984-3669
                       Attn:  Stanley H. Meadows, P.C.

Notice shall be deemed given when sent or delivered as provided herein. Any party may change its address or add or change parties for receiving notice by written notice given to the others named above.

          12.3 EXPENSES. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

          12.4 RULES OF CONSTRUCTION. The word "including" shall mean including, without limitation. The Article, Section and other headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          12.5 COUNTERPARTS. This Agreement may be executed (which may be by facsimile with hard copy by express delivery) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.6 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. No party may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld.

          12.7 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof.

          12.8 ANNOUNCEMENTS. No announcement of the specific terms of this Agreement shall be made by any party without the written approval of the other party (which approval shall not be unreasonably withheld), except filings required to be made with the Securities and Exchange Commission and as otherwise required by applicable law or rules of a national securities exchange.

          12.9 PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          12.10 APPLICABLE LAW. This Agreement shall be interpreted in accordance with the substantive laws of the State of Illinois applicable to contracts made and to be performed wholly within said State.

          12.11 THIRD PARTIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.



                                      -40-

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

STENOGRAPH CORPORATION                       XSCRIBE LEGAL SYSTEMS, INC.



By: /s/ Michael S. Felvey                   By: /s/ Suren G. Dutia
    -------------------------                   --------------------------
Its: V.P.                                   Its: _________________________
    -------------------------


                                             XSCRIBE CORPORATION



                                            By: /s/ Suren G. Dutia
                                                --------------------------
                                            Its:__________________________



                                      -41-

                             Schedules and Exhibits


                           Section
                           Reference        Title
                           ---------        -----

Exhibit A                  Section 3.2      Note

Exhibit B                  Section 3.2      Assumption Agreement

Schedule 1.2(a)   -        Section 1.2      Fixed Assets being purchased

Schedule 1.2(b)   -        Section 1.2      Excluded Assets

Schedule 1.3(b)   -        Section 1.2      Assumed Contracts
                  -        Section 1.3
                  -        Section 8.3

Schedule 4.3      -        Section 4.3      Violations and Approvals

Schedule 4.4      -        Section 4.4      Tooling Locations

Schedule 4.5      -        Section 4.5      Transactions with Affiliates

Schedule 4.6(a)   -        Section 4.6      Financial Statements
Schedule 4.6(b)   -        Section 4.6      Taxes

Schedule 4.7      -        Section 4.7      Interim Change

Schedule 4.9      -        Section 4.9      Purchased Assets
Schedule 4.9 (a)  -        Section 4.9      Consents

Schedule 4.12     -        Section 4.12     Software and Information Systems

Schedule 4.13     -        Section 4.13     Customers and Suppliers

Schedule 4.14     -        Section 4.14     Employees
                           Section 7.1

Schedule 4.16     -        Section 4.16     Licenses and Permits

Schedule 4.17     -        Section 4.17     Material Contracts

Schedule 4.21     -        Section 1.4      Legal Proceedings
                           Section 4.21

Schedule 4.19     -        Section 4.19     Intellectual Property

Schedule 4.21     -        Section 4.21     Legal Proceedings

Schedule 4.22     -        Section 4.22     Compliance with Law

Schedule 5.6      -        Section 5.6      Buyer Financials

Schedule 6.11     -        Section 6.11     Remarketing Agreement, Letter
                                            Agreement

Schedule 7.5      -        Section 7.5      Severance Plan

Schedule 8.3      -        Section 8.3      Consents

                                                                       EXHIBIT A

                                 PROMISSORY NOTE


Chicago, Illinois
$180,000                                                         July 31, 1996


          The undersigned, for value received, promises to pay to the order of Xscribe Legal Systems, Inc. (the "Holder"), ONE HUNDRED AND EIGHTY THOUSAND DOLLARS ($180,000) pursuant to that certain Agreement for Purchase and Sale of Assets dated July 31, 1996 among the undersigned and the Holder (the "Purchase Agreement"). The principal amount of this Note shall be payable in twelve (12) monthly installments of fifteen thousand dollars ($15,000) with the first such principal installment due and payable on September 30, 1996 and each subsequent principal installment due on the last business day of each succeeding calendar month and with the final installment (in the amount necessary to pay in full this Note) due and payable on the last business day of August, 1997.

          The undersigned may from time to time prior to the maturity hereof prepay this Note in whole or in part. The undersigned may offset any amounts due under this Note, by the amount of any claims for which it is entitled to reduce the Note pursuant to SECTION 2.4 of the Purchase Agreement.

        Payments of principal are to be made in lawful money of the United States of America by wire transfer or check.

          All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

          THIS PROMISSORY NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                          STENOGRAPH CORPORATION


                                          By: /s/ Michael S. Felvey
                                              ----------------------------
                                          Its: V.P.
                                              ----------------------------

                                                                       EXHIBIT B

                     INSTRUMENT OF ASSUMPTION OF LIABILITIES


          THIS INSTRUMENT is made and entered into as of the 31st day of July, 1996 by and between Stenograph Corporation ("Buyer"), on the one hand and Xscribe Corporation ("Parent"), and its wholly-owned subsidiary Xscribe Legal Systems, Inc. on the other hand ("Xscribe" and together with Parent referred to herein as "Seller").

          WHEREAS, Buyer and Seller have entered into an Agreement for Purchase and Sale of Assets dated July 31, 1996 (the "Agreement").

          WHEREAS, the Buyer has agreed to assume certain "Assumed Liabilities" as defined in the Agreement.

          NOW, THEREFORE, pursuant to the Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

          Effective as of the date hereof, the Buyer hereby assumes and agrees to discharge all of the Assumed Liabilities; PROVIDED, HOWEVER, that nothing shall prevent Buyer from contesting any liability or obligation in good faith.

          All the terms and provisions of this Instrument shall be binding upon the Buyer and its respective successors and assigns, and shall inure to the benefit of the Seller and its successors and assigns.

          This Instrument shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.





                                       B-1

          IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first written above.

STENOGRAPH CORPORATION                       XSCRIBE LEGAL SYSTEMS, INC.



By /s/ Michael S. Felvey                     By /s/ Suren G. Dutia
   ----------------------------                 --------------------------
Its V.P.                                     Its __________________________
   ----------------------------
                                             XSCRIBE CORPORATION


                                             By /s/ Suren G. Dutia
                                                --------------------------
                                             Its __________________________



                                       B-2



































                                        -54-